For Further Information
Contact:                                 FOR IMMEDIATE
                                            RELEASE
Sheldon F. Goldthwait, Jr.
President & CEO
(207) 288-2634/1-800-924-7787


BAR HARBOR BANKSHARES
           BOARD AUTHORIZES STOCK REPURCHASE


     BAR HARBOR, MAINE (November 17, 1999) - The Board
of  Directors  of Bar Harbor Bankshares,  Inc.  (AMEX:
BHB) has authorized the repurchase of up to 10% of the
company's outstanding shares or approximately  344,000
shares.  The purchase will take place over the next 14
months  either  in  the open market  or  in  privately
negotiated  transactions.  For purposes  of  effecting
bids   and   purchases  of  its  shares,  Bar   Harbor
Bankshares   may  use,  from  time  to  time,   Dirigo
Investments, Inc., a registered broker-dealer that Bar
Harbor   Bankshares  has  agreed  to  acquire   as   a
subsidiary.
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